Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Falk or Michael C. Kaufmann and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the previously filed Registration Statements on Form S-8 listed in Exhibit A hereto, including any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney has been signed by the following persons in the indicated capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ George S. Barrett	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2015
George S. Barrett

/s/ Michael C. Kaufmann	Chief Financial Officer (Principal Financial Officer)	August 3, 2015
Michael C. Kaufmann

/s/ Stuart G. Laws	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 7, 2015
Stuart G. Laws

/s/ Colleen F. Arnold	Director	August 5, 2015
Colleen F. Arnold

/s/ David J. Anderson	Director	August 5, 2015
David J. Anderson

/s/ Carrie S. Cox	Director	August 5, 2015
Carrie S. Cox

/s/ Calvin Darden	Director	August 5, 2015
Calvin Darden

/s/ Bruce L. Downey	Director	August 5, 2015
Bruce L. Downey

/s/ Patricia A. Hemingway Hall	Director	August 5, 2015
Patricia A. Hemingway Hall

/s/ Clayton M. Jones	Director	August 5, 2015
Clayton M. Jones

/s/ Gregory B. Kenny	Director	August 5, 2015
Gregory B. Kenny

/s/ David P. King	Director	August 5, 2015
David P. King

/s/ Richard C. Notebaert	Director	August 5, 2015
Richard C. Notebaert

Exhibit A

Registration Statement on Form S-8 No. 333-91849
Registration Statement on Form S-8 No. 333-120006
Registration Statement on Form S-8 No. 333-129725